Exhibit 99.2

FG New America Acquisition Corp. Stockholders Approve Business Combination With OppFi

CHICAGO—(BUSINESS WIRE)— FG New America Acquisition Corp. (NYSE:FGNA) (“FGNA”), a special purpose acquisition corporation, today announced that FGNA’s stockholders have approved all proposals related to the previously announced proposed business combination (the “Business Combination”) with Opportunity Financial, LLC (“OppFi”), a leading financial technology platform that powers banks to serve the everyday consumer, at a special meeting in lieu of the 2021 annual meeting of its stockholders held on July 16, 2021.

The closing of the Business Combination is anticipated to occur on or about July 20, 2021. Following the closing, the combined company will operate as OppFi Inc. and its shares of Class A common stock and warrants are expected to trade on the New York Stock Exchange under the symbols “OPFI” and “OPFI WS,” respectively, beginning July 21, 2021.

FGNA has received elections to redeem approximately 14.8 million of its outstanding public shares, which will leave approximately $91.6 million in its trust account.

About OppFi

OppFi is a leading financial technology platform that powers banks to offer accessible products and a top-rated experience to everyday consumers. Through its unwavering commitment to customer service, OppFi helps consumers who are turned away by traditional providers build a better financial path. To date, OppFi has facilitated the issuance of more than 1.5 million loans. The company has been an Inc. 5000 company for five straight years, a Deloitte’s Technology Fast 500™, and the seventh fastest-growing company in Chicagoland in 2021 as measured by Crain’s Chicago Business based on five-year growth rate. The company was also listed on the Forbes America 2021 list of America’s Best Startup Employers and the Built In’s 2021 Best Places to Work in Chicago. OppFi maintains an A+ rating from the Better Business Bureau (BBB) and maintains a 4.8/5 star rating with more than 14,000 online customer reviews, making it one of the top customer-rated financial platforms online. For more information, please visit oppfi.com.

About FGNA

FG New America Acquisition Corp. (NYSE:FGNA) is a NYSE-listed blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information, please visit www.fgnewamerica.com.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. FGNA’s and OppFi’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, OppFi’s beliefs regarding the impact of the proposed Business Combination on its business. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FGNA’s and OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive Business Combination agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against FGNA and OppFi following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain certain regulatory approvals or satisfy other conditions to closing in the Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on OppFi’s business and/or the ability of the parties to complete the proposed Business Combination; (6) the inability to obtain or maintain the listing of the combined company’s shares of common stock on the New York Stock Exchange following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (8) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that OppFi or FGNA may be adversely affected by other economic, business, and/or competitive factors; (12) whether OppFi will be successful in launching OppFi Card, including whether there will be consumer or market acceptance of OppFi Card; and (13) other risks and uncertainties indicated from time to time in FGNA’s proxy statement relating to the proposed Business Combination, including those under “Risk Factors” therein, and in FGNA’s other filings with the SEC. FGNA and OppFi caution that the foregoing list of factors is not exclusive. FGNA and OppFi caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. FGNA and OppFi do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

OppFi

Investor Relations: Investors@oppfi.com

Media Relations: media@oppfi.com

FGNA

Investor Relations: info@fgnewamerica.com

Media Relations: media@fgnewamerica.com